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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement on Form S-1 of our reports dated February 25, 1998, except as to the first paragraph of Note 5 and
Note 11 as to which the date is June 2, 1998, and Note 12, as to which the date is July 15, 1998, on our audits of the financial statements and financial statement schedule of Datalink Corporation. We also consent to the references to our firm under the captions "Experts" and "Selected Historical and Pro
Forma Financial Data."












                                             /s/ PRICEWATERHOUSECOOPERS LLP





Minneapolis, Minnesota
August 13, 1998